UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 4, 2002


                              GARAN, INCORPORATED
         -------------------------------------------------------------
              (Exact Name of registrant specified in its charter)


        Virginia                    1-4506                 13-5665557
   -------------------         ----------------      ---------------------
     (State or other             (Commission           (I.R.S. Employer
     Jurisdiction of             File Number)         Identification No.)
     Incorporation)

       350 Fifth Avenue, 19th Floor
               New York, NY                             10118
    ----------------------------------    ----------------------------------
          (Address of principal                       (Zip Code)
           executive offices)

                 Registrant's telephone number: (212) 563-2000

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

     On September 4, 2002, BG Merger Sub Inc., a Virginia corporation ("Merger Sub"), merged ("Merger") with and into Garan, Incorporated, a Virginia corporation ("Company") pursuant to an Agreement and Plan of Merger, dated as of July 2, 2002 ("Merger Agreement"), by and among Berkshire Hathaway Inc., a Delaware corporation ("Parent"), Merger Sub, a wholly owned subsidiary of Parent, and the Company, with the Company surviving the Merger. Pursuant to the Merger Agreement, each issued and outstanding share of the common stock, no par value, and related common stock purchase right of the Company ("Company Common Stock") was canceled and converted solely into the right to receive $60.00 in cash, without interest. As a result of the Merger, the Company became a wholly owned subsidiary of Parent.

     The Company's Proxy Statement filed on Schedule 14A, which was first mailed to shareholders of the Company on August 6, 2002, sets forth certain information regarding Parent, the amount of consideration used by Parent, and a description of the Merger.

     Parent funded payment to holders of Company Common Stock through internally available funds.

     A copy of the press release announcing approval of the Merger by the Company's shareholders and the closing of the Merger is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Not Applicable.

     (b) Not Applicable.

     (c) Exhibits.

     The exhibits listed below and in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

EXHIBIT NO.     DESCRIPTION
-----------     -----------

99.1 Joint Press Release, dated September 4, 2002, of Garan, Incorporated and Berkshire Hathaway Inc.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         GARAN, INCORPORATED



                                         By:   /s/ Marvin S. Robinson
                                            -----------------------------------
                                            Name:  Marvin S. Robinson
                                            Title: Vice President - General
                                                   Counsel and Secretary

Date: September 4, 2002

                                 EXHIBIT INDEX

EXHIBIT NO.     DESCRIPTION
-----------     -----------

99.1 Joint Press Release, dated September 4, 2002, of Garan, Incorporated and Berkshire Hathaway Inc.